UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐ Preliminary Proxy Statement	☐ CONFIDENTIAL,FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Harley-Davidson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

HARLEY-DAVIDSON, INC. 2018 Annual Meeting May 10, 2018 Important proxy voting material is ready for your action. This email represents the following share(s): HARLEY DAVIDSON, INC.COMMON 123,456,789,012.00000 HARLEY DAVIDSON, INC.RETIREMENT SAVINGS 123,456,789,012.00000 HARLEY-DAVIDSON, INC- 401K 123,456,789,012.00000 HARLEY DAVIDSON, INC. 123,456,789,012.00000 HARLEY DAVIDSON, INC.123,456,789,012.00000 HARLEY-DAVIDSON, INC. 123,456,789,012.00000 HARLEY-DAVIDSON, INC. 123,456,789,012.00000 HARLEY-DAVIDSON, INC. 123,456,789,012.00000 Three Ways to Vote Now via ProxyVote Atthe Meeting By Phone 1.800.690.6903 Vote By May 9, 2018 11:59 P.M. ET For shares held in a Plan, vote by May 7, 2018 11:59 P.M. ET Control Number: 0123456789012345 Important Materials 10-K Report Proxy Statement For holders as of March 8, 2018 (c)1997 - 2018 Broadridge Financial Solutions, Inc. ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions, Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings | Terms and Conditions | Privacy Statement